EXHIBIT 32.1

CERTIFICATION

       Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pipex Pharmaceuticals, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(1) the accompanying Quarterly Report on Form 10-Q of the Company for the quarter period March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2008

By: /s/ Steve H. Kanzer
Name: Steve H. Kanzer
Title: Chairman & Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)